Exhibit 77(q)(1)

                                    EXHIBITS

(a) Certificate of Amendment to the Registrant's Certificate of Trust - filed as an exhibit to Post-Effective Amendment No. 9 to the Registrant's Form N-1A Registration Statement on June 15, 2001 and incorporated herein by reference.

(b) The text of the Registrant's new fundamental investment restriction with respect to the purchase and sale of commodities and commodity contracts is incorporated by reference to a Supplement (dated and filed on November 21, 2001) to the Funds' Statement of Additional Information (dated November 9, 2001) and was filed with Post-Effective Amendment No. 15 to the Registrant's Form N-1A Registration Statement on November 9, 2001.

(d) Form of Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 of the Investment Company Act of 1940 - filed as an exhibit to Post-Effective Amendment No. 10 to the Registrant's Form N-1A Registration Statement on July 27, 2001 and incorporated herein by reference.

(e)(1) Form of Amended and Restated Investment Management Agreement between the Registrant, on behalf of the Funds, and ING Pilgrim Investments, LLC - filed as an exhibit to Post Effective Amendment No. 10 to the Registrant's Form N-1A Registration Statement on July 27, 2001 and incorporated herein by reference.

(e)(2) Form of Amended and Restated Investment Management Agreement between the Registrant, on behalf of the Funds, and ING Pilgrim Investments, LLC - filed as an exhibit to Post Effective Amendment No. 12 to the Registrant's Form N-1A Registration Statement on October 1, 2001 and incorporated herein by reference.